Exhibit 10.3

MIND MEDICINE (MINDMED) INC.

PERFORMANCE AND RESTRICTED SHARE UNIT PLAN

1.
PREAMBLE AND DEFINITIONS
1.1
Title and Conflict.

The Plan described in this document shall be called the “Performance and Restricted Share Unit Plan”.

In the event of any conflict or inconsistency between the Plan described in this document and the Award Agreement (as defined below), the terms and conditions of the Award Agreement shall prevail.

The Plan shall be governed and interpreted in accordance with the laws of the Province of Ontario.

1.2
Purpose of the Plan.

The purposes of the Plan are:

(i)
to promote a significant alignment between employees and directors of the Corporation and its Subsidiaries and the growth objectives of the Corporation and its Subsidiaries;
(ii)
to associate a portion of participating employees’ and directors’ compensation with the performance of the Corporation and its Subsidiaries over the long term; and
(iii)
to attract and retain critical personnel to drive the business success of the Corporation and its participating Subsidiaries.
1.3
Definitions.
1.3.1
“Account” has the meaning set out in Section 5.1.
1.3.2
“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities and tax legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder, and Stock Exchange Rules.
1.3.3
“Award Agreement” means the written or electronic agreement between the Corporation and a Participant under which the terms of an award are established, as contemplated by Section 4.1, together with such schedules, amendments, deletions or changes thereto as are permitted under the Plan.
1.3.4
“Award Date” means the effective date of a grant of PSUs or RSUs, as applicable, to a Participant as stated in the applicable Award Agreement.

114222355v1

1.3.5
“Award PSUs” means the number of PSUs awarded to a Participant in respect of a Performance Period and as stated in the applicable Award Agreement.
1.3.6
“Award RSUs” means the number of RSUs awarded to a Participant as stated in the applicable Award Agreement.
1.3.7
“Award Value” means the value, in dollars, of an award made to a Participant and as stated in the applicable Award Agreement, which is provided under the Plan in the form of PSUs or RSUs, as the case may be.
1.3.8
“Board” means the Board of Directors of the Corporation.
1.3.9
“Change in Control” means, the occurrence of any of the following, in one transaction or a series of related transactions:
(i)
the acquisition by any person or persons acting jointly or in concert (as determined by the Securities Act (Ontario)), whether directly or indirectly, of voting securities of the Corporation that, together with all other voting securities of the Corporation held by such person or persons, constitute in the aggregate more than 50% of the voting power attached to all outstanding voting securities of the Corporation;
(ii)
an amalgamation, arrangement, consolidation, share exchange or other form of business combination of the Corporation with another entity that results in the holders of voting securities of that other entity holding, in the aggregate, more than 50% of the voting power attached to all outstanding voting securities of the entity resulting from the business combination;
(iii)
the sale, lease or exchange of all or substantially all of the property of the Corporation or any of its Subsidiaries to another person, other than in the ordinary course of business of the Corporation and other than such sale, lease or exchange to a wholly-owned subsidiary of the Corporation;
(iv)
the liquidation or dissolution of the Corporation; or
(v)
any other transaction that is deemed by the Board in its sole discretion to be a “Change in Control” for the purposes of the Plan.
1.3.10
“Corporation” means Mind Medicine (MindMed) Inc. (formerly Broadway Gold Mining Ltd.) and any successor corporation whether by amalgamation, merger or otherwise.
1.3.11
“Disability” means a physical or mental incapacity of the Participant that has prevented the Participant from performing the duties customarily assigned to the Participant for 180 calendar days, whether or not consecutive, out of any 12 consecutive months and that in the opinion of the Corporation, acting on the basis of advice from a duly qualified medical practitioner, is likely to continue to a similar degree.
1.3.12
“Dividend Equivalent Units” has the meaning set out in Section 5.2.

114222355v1

1.3.13
“Insider” means a Participant who is (a) an insider of the Corporation as defined in the Securities Act (Ontario) and (b) an associate (as defined in the Securities Act (Ontario)) of any person who is an insider by virtue of (a).
1.3.14
“Market Value” at any date in respect of the Shares means the volume weighted average trading price of such Shares on the NEO Exchange (or, if such Shares are not then listed and posted for trading on the NEO Exchange, on such stock exchange on which such Shares are listed and posted for trading as may be selected for such purpose by the Board) for the five consecutive trading days immediately preceding such date, provided that in the event that such Shares did not trade on any of such trading days, the Market Value shall be the average of the bid and ask prices in respect of such Shares at the close of trading on all of such trading days on which Shares did not trade and provided that in the event that such Shares are not listed and posted for trading on any stock exchange, the Market Value shall be the fair market value of such Shares as determined by the Board in its sole discretion.
1.3.15
“Multiple Voting Shares” means the multiple voting shares of the Corporation, each of which carries 100 votes and is convertible, in certain limited circumstances, into 100 Subordinate Voting Shares;
1.3.16
“NEO Exchange” means Neo Exchange Inc.
1.3.17
“Participant” means such directors, officers and employees of the Corporation or any Subsidiary as the Board may designate to receive a grant of PSUs or RSUs under the Plan pursuant to an Award Agreement.
1.3.18
“Performance Adjustment Factor” means the performance adjustment factor (either upwards or downwards) calculated following the end of the Performance Period in accordance with the Award Agreement.
1.3.19
“Performance Criteria” means, in respect of a grant of a PSU, such financial and/or personal performance criteria as may be determined by the Board in respect of a grant of PSUs to any Participant and set out in an Award Agreement. Performance Criteria may apply to the Corporation, a Subsidiary, the Corporation and its Subsidiaries as a whole, a business unit of the Corporation or group comprised of the Corporation and one or more Subsidiaries, either individually, alternatively or in any combination, and measured either in total, incrementally or cumulatively over a specified Performance Period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparator group.
1.3.20
“Performance Period” means, in respect of a grant of a PSU, the particular designated time period(s) in respect of which the Performance Criteria are assessed and determined to be satisfied by the Board in order for such PSU to become a Vested PSU as set forth in the Award Agreement applicable to such grant.
1.3.21
“Period of Absence” means, with respect to a Participant, a period of time that lasts for at least 90 days throughout which the Participant is: (i) on a leave of absence from the Corporation or a Subsidiary that has been approved by the

114222355v1

Corporation or Subsidiary, as applicable; (ii) on a Statutory Leave; or (ii) experiencing a Disability.
1.3.22
“Plan” means this Performance and Restricted Share Unit Plan, including any schedules or appendices hereto, as such may be amended from time to time and as attached to an Award Agreement.
1.3.23
“PSU Balance” in respect of any particular date means the number of PSUs recorded in a Participant’s Account in respect of a particular Performance Period, which shall include the PSU Award plus all Dividend Equivalent Units in respect of such PSUs.
1.3.24
“PSU” means a Performance Share Unit granted to a Participant that is represented by a bookkeeping entry on the books of the Corporation, the value of which on any particular date shall be equal to the Market Value and which generally becomes Vested, if at all, subject to the attainment of certain Performance Criteria and satisfaction of such other conditions to Vesting, if any, as may be determined by the Board.
1.3.25
“RSU” means a Restricted Share Unit granted to a Participant that is represented by a bookkeeping entry on the books of the Corporation, the value of which on any particular date shall be equal to the Market Value and which generally becomes Vested, if at all, following a period of continuous employment of the Participant with the Corporation or a Subsidiary or service as a director.
1.3.26
“RSU Balance” in respect of any particular date means the number of RSUs recorded in a Participant’s Account in respect of a particular Vesting Period, which shall include the RSU Award plus all Dividend Equivalent Units in respect of such RSUs.
1.3.27
“Service Provider” means a person or company engaged to provide ongoing management or consulting services for the Corporation or for any entity controlled by the Corporation.
1.3.28
“Share” means the subordinate voting shares of the Corporation.
1.3.29
“Share Compensation Arrangement” means, in respect of the Corporation, a stock option, stock option plan, employee stock purchase plan, performance share unit plan, restricted share unit plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to directors, officers or employees of the Corporation or its Subsidiaries or to Service Providers.
1.3.30
“Statutory Leave” means, with respect to a Participant, a period of time throughout which the Participant is on a leave of absence to which he or she is entitled under applicable legislation and following which he or she has the right, pursuant to such legislation, to return to active employment with the Corporation or a Subsidiary.
1.3.31
“Stock Exchange” means the NEO Exchange, or if the Shares are not listed on the NEO Exchange, such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market.

114222355v1

1.3.32
“Stock Exchange Rules” means the applicable rules of the Stock Exchange.
1.3.33
“Subsidiary” has the meaning assigned therein in the Securities Act (Ontario) and “Subsidiaries” has a corresponding meaning but including unincorporated entities.
1.3.34
“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.
1.3.35
“U.S. Award Holder” shall mean any holder of Award PSUs or Award RSUs who is a “U.S. person” (as defined in Rule 902(k) of Regulation S under the U.S. Securities Act) or who is holding or exercising Award PSUs or Award RSUs in the United States.
1.3.36
“U.S. Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
1.3.37
“Vested” means the applicable conditions for payment or other settlement in relation to a whole number, or a percentage (which may be more or less than 100%) of the number of Award PSUs or Award RSUs determined by the Board, which (i) have been met; or (ii) have been waived or deemed to be met pursuant to the terms of the Plan or the applicable Award Agreement, and “Vest” or “Vesting” have a corresponding meaning
1.3.38
“Vesting Date” means, with respect to a PSU or RSU, the date, as set forth in the Award Agreement, on which the applicable conditions for payment or other settlement of such PSU or RSU are met, deemed to have been met or waived as contemplated in Section 1.3.37.
2.
CONSTRUCTION AND INTERPRETATION
2.1
Gender, Singular, Plural. In the Plan, references to the masculine include the feminine; and references to the-singular shall include the plural and vice versa, as the context shall require.
2.2
Governing Law. The Plan shall be governed and interpreted in accordance with the laws of the Province of Ontario and any actions, proceedings or claims in any way pertaining to the Plan shall be commenced in the courts of the Province of Ontario.
2.3
Severability. If any provision or part of the Plan is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.
2.4
Headings, Sections. Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained. A reference to a section or schedule shall, except where expressly stated otherwise, mean a section or schedule of the Plan, as applicable.

114222355v1

3.
EFFECTIVE DATE AND EMPLOYMENT RIGHTS
3.1
Effective Date. The Plan is adopted subject to the approval of the NEO Exchange, any other required regulatory approval and the approval of the shareholders of the Corporation in accordance with the polices of the NEO Exchange. To the extent a provision of the Plan requires regulatory approval which is not received, such provision shall be severed from the remainder of the Plan until the approval is received and the remainder of the Plan shall remain in effect. The Plan shall become effective upon the later of the date of acceptance for filing of the Plan by the NEO Exchange and the date of approval of the Plan by the shareholders of the Corporation.
3.2
No Employment Rights. Nothing contained in the Plan shall be deemed to give any person the right to be retained as an employee of the Corporation or of a Subsidiary. For greater certainty, a period of notice, if any, or payment in lieu thereof, upon termination of employment, wrongful or otherwise, shall not be considered as extending the period of employment for the purposes of the Plan.
4.
PSU AND RSU GRANTS AND PERFORMANCE PERIODS
4.1
Awards of PSUs and RSUs. The Plan shall be administered by the Board. The Board shall have the authority in its sole and absolute discretion to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, subject to and not inconsistent with the express provisions of this Plan, including, without limitation, the authority to:
4.1.1
determine the Award Value and/or the number of PSUs or RSUs to be awarded for each award under an Award Agreement;
4.1.2
make grants of PSUs and RSUs in respect of any award under an Award Agreement, provided that: (i) no Award will be granted during a blackout period or other trading restriction imposed by the Corporation or at any other time when the Board or the Corporation has any undisclosed material information; and (ii) PSUs shall not be awarded to non-employee directors of the Corporation.
4.1.3
determine the Award Date for grants of PSUs and RSUs, if not the date on which the Board determines to make such grants under an Award Agreement;
4.1.4
determine the Participants to whom, and the time or times at which, awards shall be made and PSUs and RSUs shall be granted under an Award Agreement;
4.1.5
approve or authorize the applicable form and terms of the related Award Agreements;
4.1.6
determine the terms and conditions of awards, and grants of PSUs and RSUs in respect thereof, to any Participant, including, without limitation the following, (A) the number of PSUs and RSUs to be granted; (B) the Performance Period(s) applicable to PSUs; (C) the Performance Criteria applicable to PSUs and any other conditions to the Vesting of any PSUs and RSUs granted hereunder; (D) the conditions, if any, upon which Vesting of any PSUs or RSUs will be waived or accelerated without any further action by the Board; (E) the extent to which the

114222355v1

Performance Criteria must be achieved in order for any PSUs to become Vested PSUs and the Performance Adjustment Factor or other multiplier, if any, that will be applied to determine the number of PSUs that become Vested PSUs having regard to the achievement of the Performance Criteria; (F) the circumstances in which a PSU or RSU shall be forfeited, cancelled or expire; (G) the consequences of a termination of employment or service with respect to a PSU or RSU; (H) the manner of settlement of Vested PSUs and Vested RSUs, including whether particular Vested PSUs or Vested RSUs will be settled in cash or Shares issued from treasury; and (I) whether and the terms upon which any Shares delivered upon settlement of a PSU or RSU must continue to be held by a Participant for any specified period;
4.1.7
determine whether, and the extent to which, any Performance Criteria applicable to the Vesting of a PSU or other conditions applicable to the Vesting of a PSU or RSU have been satisfied or shall be waived or modified;
4.1.8
amend the terms of any outstanding Award Agreement provided, however, that no such amendment, shall be made at any time to the extent such action would materially adversely affect the existing rights of a Participant with respect to any then outstanding PSU or RSU related to such Award Agreement without his or her consent in writing and provided further, however, that the Board may amend the terms of an Award Agreement without the consent of the Participant if complying with Applicable Law;
4.1.9
determine whether, and the extent to which, adjustments shall be made pursuant to Section 5.3 and the terms of any such adjustments;
4.1.10
interpret the Plan and Award Agreements;
4.1.11
prescribe, amend and rescind such rules and regulations and make all determinations necessary or desirable for the administration and interpretation of the Plan and Award Agreements;
4.1.12
determine the terms and provisions of Award Agreements (which need not be identical) entered into in respect of awards hereunder;
4.1.13
in the event there is any question as to whether a Change in Control has occurred in any circumstances, determine whether a Change in Control has occurred; and
4.1.14
make all other determinations deemed necessary or advisable for the administration of the Plan.
4.2
Eligibility and Award Determination.
4.2.1
In determining the Participants to whom awards may be made and the Award Value (and accordingly the number of PSUs and RSUs to be granted) for each award, or the specific number of PSUs or RSUs to be awarded (subject, in the case of PSUs, to adjustment based on achievement of Performance Criteria), the Board may take into account such factors as it shall determine in its sole and absolute discretion.

114222355v1

4.2.2
Unless the Board determines to grant a Participant a specific number of PSUs without specifying an Award Value, the PSUs granted to a Participant for a Performance Period shall be determined by dividing the Award Value determined for the Participant for such Performance Period by the Market Value (with currency conversion if necessary) as at the end of the calendar quarter immediately preceding the Award Date, rounded down to the next whole number.
4.2.3
Unless the Board determines to grant a Participant a specific number of RSUs without specifying an Award Value, the RSUs granted to a Participant shall be determined by dividing the Award Value of an award to be provided to the Participant in the form of RSUs by the Market Value (with currency conversion if necessary) as at the end of the calendar quarter immediately preceding the Award Date, rounded down to the next whole number.
4.2.4
For greater certainty and without limiting the discretion conferred on the Board pursuant to this Section, the Board’s decision to approve a grant of PSUs in any Performance Period, or any grant of RSUs, shall not entitle any Participant to an award of PSUs in respect of any other Performance Period or any future grant of RSUs; nor shall the Board’s decision with respect to the size or terms and conditions of an award require it to approve an award of the same or similar size or with the same or similar terms and conditions to any Participant at any other time. No Participant has any claim or right to receive an award or any PSUs or RSUs.
4.2.5
An Award Agreement shall set forth, among other things, the following: the Award Date of the award evidenced thereby; the number of PSUs or RSUs, as applicable, granted in respect of such award; the Performance Criteria and the Performance Adjustment Factor applicable to PSUs and any other conditions to the Vesting of the PSUs or RSUs, as applicable; in the case of PSUs, the applicable Performance Period; and may specify such other terms and conditions as the Board shall determine or as shall be required under any other provision of the Plan. The Board may include in an Award Agreement terms or conditions pertaining to confidentiality of information relating to the Corporation’s operations or businesses which must be complied with by a Participant including as a condition of the grant or Vesting of PSUs or RSUs, provided that failure to include such confidentiality provision in an Award Agreement shall not excuse a Participant’s confidentiality obligations pursuant to any employment contract, corporate policy or statutory obligation applicable to such Participant.
4.2.6
The Board shall not grant Award PSUs and Award RSUs to residents of the United States unless such awards and the Shares issuable upon settlement thereof are registered under the U.S. Securities Act or are issued in compliance with an available exemption from the registration requirements of the U.S. Securities Act.
4.3
PSUs and RSUs. Each whole PSU and RSU will give a Participant the right to receive either a Share or a cash payment, as determined by the Board, in an amount determined in accordance with the terms of the Plan and the applicable Award Agreement. For greater certainty, a Participant shall have no right to receive Shares or a cash payment with respect to any PSUs or RSUs that do not become Vested PSUs or Vested RSUs, as the case may be, under Article 7.

114222355v1

5.
ACCOUNTS, DIVIDEND EQUIVALENTS AND REORGANIZATION
5.1
Account. An account (“Account”) shall be maintained by the Corporation for each award made to each Participant pursuant to an Award Agreement and which will be credited with an opening balance equal to the Award PSUs and/or Award RSUs granted pursuant to such Award Agreement. PSUs or RSUs that fail to vest pursuant to Article 7, or that are paid out to the Participant or his legal representative, shall be cancelled and shall cease to be recorded in the Participant’s Account as of the date on which such PSUs or RSUs, as applicable, are forfeited or cancelled under the Plan or are paid out, as the case may be.
5.2
Dividend Equivalent Units. When and if cash dividends are paid on the Shares during the period from the Award Date under the Award Agreement to the date of settlement of the PSUs or RSUs granted thereunder, additional PSUs or RSUs, as applicable, will be credited to the Participant’s Account in accordance with this Section 5.2 (“Dividend Equivalent Units”). The number of such additional PSUs or RSUs to be credited to the Participant’s Account in respect of any particular dividend paid on the Shares will be calculated by dividing (i) the amount of the cash dividend that would have been paid to the Participant if each of the PSUs and RSUs recorded in the Participant’s Account (but for greater certainty not including any previous Dividend Equivalent Units received and recorded) as at the record date for the cash dividend had been Shares by (ii) the Market Value (with currency conversion if necessary) on the date on which the dividend is paid on the Shares, rounded down to the next whole number. Dividend Equivalent Units shall be subject to the same Vesting conditions and shall Vest and be paid at the same time as the PSUs or RSUs, as applicable, to which they relate.
5.3
Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, capital reorganization, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation’s assets to shareholders, or any other similar changes affecting the Shares, proportionate adjustments to reflect such change or changes shall be made with respect to the number of PSUs and RSUs outstanding under the Plan, or securities into which the Shares are changed or are convertible or exchangeable and as may be substituted for Shares under this Plan, on a basis proportionate to the number of PSUs and RSUs in the Participant’s Account or some other appropriate basis, all as determined by the Board in its sole discretion.
6.
PAYMENT OF AWARDS BY TREASURY ISSUANCES
6.1
Maximum Number of Shares Issuable from Treasury. The aggregate number of Shares that are issuable under the Plan to pay awards which have been granted and are outstanding under the Plan, together with Shares that are issuable pursuant to outstanding awards or grants under any other Share Compensation Arrangement, shall not at any time exceed 15% of the Shares then issued and outstanding, subject to adjustment as provided in Section 5.3 above to give effect to any relevant changes in the capitalization of the Corporation, and provided that for the purpose of such calculation, the number of Shares then issued and outstanding shall include the number of Shares issuable upon conversion of the then issued and outstanding Multiple Voting Shares. Shares in respect of which Awards have been granted but which are: (i) vested and redeemed; or (ii) forfeited, surrendered, cancelled or otherwise terminated or expire without the delivery of Shares shall be available for subsequent Awards. In addition, the number of Shares subject to an Award (or portion thereof) that the Corporation permits to be settled in cash in lieu of settlement in Shares shall be available for subsequent Awards.

114222355v1

6.2
Issuances of Shares from Treasury. All issuances of Shares from treasury to pay awards as contemplated by Section 7.4 shall be deemed to be issued at a price per Share equal to the Market Value on the date of issuance.
6.3
Participation Limits. Awards under the Plan shall be limited as follows:
6.3.1
the total number of Shares reserved for issuance to Insiders (as a group) under the Plan, together with Shares reserved for issuance to Insiders under any other Share Compensation Arrangement, shall not at any time exceed 10% of the issued and outstanding Shares, provided that for the purpose of such calculation, the number of Shares issued and outstanding shall include the number of Shares issuable upon conversion of the issued and outstanding Multiple Voting Shares;
6.3.2
within any one-year period the aggregate number of Shares issued to Insiders (as a group) pursuant to the Plan and any other Share Compensation Arrangement shall not exceed 10% of the issued and outstanding Shares, provided that for the purpose of such calculation, the number of Shares issued and outstanding shall include the number of Shares issuable upon conversion of the issued and outstanding Multiple Voting Shares;
6.3.3
the maximum aggregate grant date fair value using the Black-Scholes-Merton valuation model of awards under the Plan, together with awards or grants under any other Share Compensation Arrangement, to any non-employee director of the Corporation in any fiscal year of the Corporation shall not exceed $150,000; and
6.3.4
no award under the Plan may be made to any non-employee director if such award could result, together with awards or grants then outstanding under the Plan and any other Share Compensation Arrangement, in the issuance to non-employee directors as a group of a number of Shares exceeding 1% of the Shares issued and outstanding immediately prior to any such Share issuance, provided that for the purpose of such calculation, the number of Shares issued and outstanding shall include the number of Shares issuable upon conversion of the issued and outstanding Multiple Voting Shares.
7.
VESTING AND PAYMENT OF AWARDS
7.1
Vesting of PSUs. Upon the first day immediately following the end of the Performance Period, PSUs represented by the PSU Balance as at such date shall Vest subject to the terms hereof, with the number of Vested PSUs being equal to the PSU Balance as at such date multiplied by the Performance Adjustment Factor as determined by the Board in accordance with the Award Agreement. For certainty, in the event the Performance Adjustment Factor is equal to zero, no PSUs will vest. Except where the context requires otherwise, each PSU which vests pursuant to Article 7 and each Dividend Equivalent Unit credited in respect of such PSUs after the Performance Period and prior to the date of settlement shall be referred to herein as a Vested PSU. PSUs which do not become Vested PSUs in accordance with this Article 7 shall be forfeited by the Participant and the Participant will have no further right, title or interest in such PSUs. The Participant waives any and all right to compensation or damages in consequence of the termination of employment (whether lawfully or unlawfully) or otherwise for any reason whatsoever

114222355v1

insofar as those rights arise or may arise from the Participant ceasing to have rights or be entitled to receive any Shares or cash payment under the Plan pursuant to this Section 7.1.
7.2
Performance Criteria. The PSUs granted to a Participant under an Award Agreement and Section 4.1 (and the related Dividend Equivalent Units credited in respect of such PSUs) shall become Vested PSUs only upon the Board’s determination with respect to the Performance Adjustment Factor in accordance with the Award Agreement applicable to such PSUs or have been waived in accordance with Section 4.1.7.
7.3
Vesting of RSUs. Upon the Vesting Date(s) specified in the applicable Award Agreement the RSUs comprising a Participant’s RSU Balance shall Vest in such proportion as may be determined in accordance with such Award Agreement. Except where the context requires otherwise, each RSU which vests pursuant to Article 7 and each Dividend Equivalent Unit credited in respect of such RSU after its Vesting Date and prior to the date of settlement shall be referred to herein as a Vested RSU. RSUs which do not become Vested RSUs in accordance with this Article 7 shall be forfeited by the Participant and the Participant will have no further right, title or interest in such RSUs. The Participant waives any and all right to compensation or damages in consequence of the termination of employment (whether lawfully or unlawfully) or otherwise for any reason whatsoever insofar as those rights arise or may arise from the Participant ceasing to have rights or be entitled to receive any Shares or cash payment under the Plan pursuant to this Section 7.3.
7.4
Payment in Shares. In the event that a Participant’s Vested PSUs or Vested RSUs have been designated by the Board for settlement in Shares issued from treasury, the Participant or his legal representative, as applicable, shall receive a number of Shares equal to the number of Vested PSUs or Vested RSUs, as the case may be, credited to the Participant’s Account (rounded down to the nearest whole number of Shares). In such event, such Shares shall be distributed to the Participant or his legal representative, as applicable, as soon as practicable following the applicable Vesting Date. For purposes of clarity of the intent to comply with certain Canadian tax rules, in no event shall the payment be made later than December 31 of the third calendar year following the year in which the services giving rise to the award of PSUs or RSUs were rendered. No Participant who is resident in the United States may receive Shares upon settlement of Vested PSUs or Vested RSUs unless the Shares to be issued upon such settlement are registered under the U.S. Securities Act or are issued in compliance with an available exemption from the registration requirements of the U.S. Securities Act.
7.5
Payment in Cash. In the event that a Participant’s Vested PSUs or Vested RSUs have not been designated by the Board for settlement in Shares issued from treasury, the Participant or his legal representative, as applicable, shall receive a cash payment equal to: (i) in the case of PSUs, the Market Value determined as of the last day of the Performance Period multiplied by the number of Vested PSUs credited to his PSU Account as determined in accordance with Section 7.1 (rounded down to the nearest whole number of PSUs); and (ii) in the case of RSUs, the Market Value determined as of the Vesting Date of such RSUs multiplied by the number of Vested RSUs credited to his RSU Account as determined in accordance with Section 7.3 (rounded down to the nearest whole number of RSUs). Subject to Section 10.9, the cash payment shall be made to the Participant or his legal representative, as applicable, in a single lump sum as soon as practicable following the applicable Vesting Date. For purposes of clarity of the intent to comply with certain Canadian tax rules, in no event shall the payment be made later than December 31 of the third calendar year following the year in which the services giving rise to the award of PSUs or RSUs were rendered.

114222355v1

7.6
Death. Period of Absence.
7.6.1
Death. Where the employment or service as a director of a Participant terminates during a Performance Period in the case of PSUs or prior to a Vesting Date in the case of RSUs by reason of the Participant’s death: (i) the PSUs credited to the Participant’s Account as at December 31 of the year immediately preceding the Participant’s date of death shall continue to be eligible to become Vested PSUs in accordance with Sections 7.1 and 7.2; and (ii) the RSUs credited to the Participant’s Account as at December 31 of the year immediately preceding the Participant’s date of death shall Vest as of the Participant’s date of death. The estate of the Participant shall be entitled to receive cash or Shares (or a combination thereof) as specified by the Board determined in accordance with Sections 7.4 or 7.5. For greater clarity, the number of Vested PSUs used to calculate the value of the payment shall equal the number of Vested PSUs determined in accordance with Sections 7.1 and 7.2 as at December 31 of the year immediately preceding the Participant’s date of death.
7.6.2
Period of Absence. In the event of a Participant’s Period of Absence during a Performance Period for PSUs or prior to a Vesting Date for RSUs and subject to this Section 7.6.2 and Section 7.6.4, PSUs and RSUs credited to the Participant’s Account immediately prior to the commencement of such Period of Absence (and any related Dividend Equivalent PSUs and RSUs) shall continue to be eligible to become Vested in accordance with the provisions of Sections 7.1 and 7.3 and the Participant shall be entitled to receive cash or Shares (or a combination thereof) as specified by the Board in respect of such Vested PSUs and Vested RSUs determined in accordance with Sections 7.4 or 7.5, as applicable, except that the number of Vested PSUs and Vested RSUs used to calculate the value of the payment shall equal the number of Vested PSUs or Vested RSUs, as applicable determined in accordance with Section 7.1 and 7.3 multiplied by a fraction, (i) in the case of PSUs, the numerator of which equals the number of whole and partial months in the Performance Period for which the Participant actively performed services for the Corporation or a Subsidiary and the denominator of which equals the number of whole and partial months in the Performance Period; and (ii) in the case of RSUs, the numerator of which equals the number of whole and partial months in the period from the Award Date to the Vesting Date of such RSUs for which the Participant actively performed services for the Corporation or a Subsidiary and the denominator of which equals the number of whole and partial months in the period from the Award Date to the Vesting Date of such RSUs.
7.6.3
No Additional Grants. For greater clarity, no additional PSUs or RSUs (whether pursuant to Section 4.1 or in the form of Dividend Equivalent Units) shall be granted to a Participant following his or her date of death or during his or her Period of Absence, including following his or her date of Disability.
7.6.4
Failure to Return. Notwithstanding Section 7.6.2, where a Participant experiences a Period of Absence that extends beyond the end of a Performance Period for PSUs or a Vesting Date for RSUs and fails to return to active full-time employment with the Corporation or a Subsidiary within 180 days following the end of such Performance Period or such Vesting Date, no portion of the PSUs subject to such Performance Period or RSUs that would otherwise Vest on such Vesting Date shall Vest and the Participant shall receive no payment or other

114222355v1

compensation in respect of such PSUs or RSUs or loss thereof, on account of damages or otherwise.
7.7
Other Terminations of Employment. Except as otherwise provided in the Award Agreement governing the grant of PSUs or RSUs to a Participant or a written employment or other agreement between the Participant and the Corporation or any Subsidiary, in the event that, during a Performance Period with respect to PSUs or prior to a Vesting Date with respect to RSUs, (i) the Participant’s employment or service as a director is terminated by the Corporation or a Subsidiary of the Corporation for any reason, or (ii) a Participant voluntarily terminates his employment with the Corporation or a Subsidiary of the Corporation or service as a director, including due to retirement, no portion of the PSUs subject to such Performance Period or RSUs that would otherwise Vest on such Vesting Date shall Vest and the Participant shall receive no payment or other compensation in respect of such PSUs or RSUs or loss thereof, on account of damages or otherwise; provided that any Vested PSUs and Vested RSUs will be settled in accordance with Sections 7.4 and 7.5.
7.8
Change in Control. Notwithstanding any other provision of the Plan, but subject to the terms of any Award Agreement or any employment agreement between the Participant and the Corporation or any Subsidiary, in the event of a Change in Control, all PSUs and RSUs credited to each Account (including for greater certainty Dividend Equivalent Units) which have not become Vested PSUs or Vested RSUs, shall become Vested PSUs and Vested RSUs on the basis of one PSU becoming one Vested PSU and one RSU becoming one Vested RSU, as at the time of Change in Control (unless otherwise determined by the Board). As soon as practicable following a Change in Control each Participant shall, at the discretion of the Board, receive in cash or in Shares (or a combination thereof) a payment equal to the number of such Vested PSUs and Vested RSUs (as determined pursuant to this Section 7.8) credited to the Participant’s Account at the time of the Change in Control (rounded down to the nearest whole number of Vested PSUs and Vested RSUs) multiplied by the price at which the Shares are valued for the purpose of the transaction or series of transactions giving rise to the Change in Control, or if there is no such transaction or transactions at the Market Value on the date of the Change in Control, less any statutory withholdings or deductions. Notwithstanding the foregoing, where a Change in Control occurs and no Shares are distributed and no cash payments are made to a Participant within 30 days following the Change in Control, the Corporation shall cease to have the discretion to provide the Participant with Shares and shall be required to pay (or cause a Subsidiary to pay) to the Participant in respect of his Vested PSUs and Vested RSUs and Dividend Equivalent Units in cash the amount determined in accordance with the payment formula set out above.
8.
COMPLIANCE WITH U.S. LAWS
8.1
Neither the awards granted hereunder nor the securities which may be acquired pursuant to the settlement of such awards have been registered under the U.S. Securities Act or under any securities law of any state of the United States and are considered “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and any Shares issued to U.S. Award Holder shall be affixed with an applicable restrictive legend as set forth in the Award Agreement. The awards may not be offered, sold pledged or otherwise transferred, directly or indirectly, in the United States except pursuant to registration under the U.S. Securities Act and the securities laws of all applicable states or pursuant to available exemptions therefrom, and the Corporation has no obligation or present intention

114222355v1

of filing a registration statement under the U.S. Securities Act in respect of any of the awards granted hereunder or the securities underlying such awards, which could result in such U.S. Award Holder not being able to dispose of any Shares issued upon settlement of Awards for a considerable length of time. Each U.S. Award Holder or anyone who becomes a U.S. Award Holder, who is granted an award pursuant to this Plan in the United States, who is a resident of the United States or who is otherwise subject to the U.S. Securities Act or the securities laws of any state of the United States will be required to complete an Award Agreement which sets out the applicable United States restrictions.
8.2
Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by applicable U.S. state corporate laws, U.S. federal and state securities laws, the Internal Revenue Code of 1986, as amended (the “Code”), and the applicable laws of any jurisdiction in which awards are granted under the Plan, the following terms shall apply to all such awards granted to residents of the State of California, until such time as the Board amends this Section 8.2 or the Board otherwise provides:
(A)
Unless determined otherwise by the Board, awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution. If the Board makes an award transferable, such award may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) to a revocable trust, or (iv) as permitted by Rule 701 of the U.S. Securities Act.
(B)
All Shares issuable under the Plan must be issued within ten years from the date of adoption of the Plan or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.
(C)
In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spinoff, combination, repurchase, or exchange of Shares or other securities of the Corporation, or other change in the corporate structure of the Corporation affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Vested award.
(D)
The Corporation shall furnish summary financial information (audited or unaudited) of the Corporation’s financial condition and results of operations, consistent with the requirements of applicable law, at least annually to each Participant in California during the period such Participant has one or more award outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Participant owns such Shares; provided, however, the Corporation shall not be required to provide such information if (i) the issuance is limited to key persons whose duties in connection with the Corporation assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the U.S. Securities Act; provided that for purposes of determining such compliance, any

114222355v1

registered domestic partner shall be considered a “family member” as that term is defined in Rule 701 of the U.S. Securities Act.
(E)
The Plan or any increase in the maximum aggregate number of Shares issuable thereunder as provided in Section 6.1 (the “Authorized Shares”) shall be approved by a majority of the outstanding securities of the Corporation entitled to vote by the later of (i) within twelve (12) months before or after the date of adoption of the Plan by the Board or (ii) prior to or within 12 months of the first issuance of any security pursuant to the Plan in the State of California. Any Shares issued pursuant to this Plan prior to shareholder approval of the Plan or in excess of the Authorized Shares previously approved by the shareholders shall be rescinded if such shareholder approval is not received in the manner described in the preceding sentence. Notwithstanding the foregoing, a “foreign private issuer”, as defined by Rule 3b-4 of the United States Securities Exchange Act of 1934, as amended shall not be required to comply with this paragraph provided that the aggregate number of persons in California granted options under all Share Compensation Arrangements and issued securities under all purchase and bonus plans and agreements does not exceed 35.
9.
currency
9.1
Currency. All references in the Plan to currency refer to Canadian dollars.
10.
SHAREHOLDER RIGHTS
10.1
No Rights to Shares. PSUs and RSUs are not Shares and neither the grant of PSUs or RSUs nor the fact that Shares may be acquired by, or provided from, the Corporation in satisfaction of Vested PSUs or Vested RSUs will entitle a Participant to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation.
11.
ADMINISTRATION
11.1
Delegation and Administration. The Board may, in its discretion, delegate such of its powers, rights and duties under the Plan, in whole or in part, to any committee of the Board or any one or more directors, officers or employees of the Corporation and/or its Subsidiaries as it may determine from time to time, on terms and conditions as it may determine, except the Board shall not, and shall not be permitted to, delegate any such powers, rights or duties to the extent such delegation is not consistent with Applicable Law.
11.2
Effects of Board’s Decision. Any interpretation, rule, regulation, determination or other act of the Board hereunder shall be made in its sole discretion and shall be conclusively binding upon all persons.
11.3
Liability Limitation. No member of the Board or any officer, director or employee of the Corporation or any Subsidiary shall be liable for any action or determination made in good faith pursuant to the Plan or any Award Agreement under the Plan. To the fullest extent permitted by law, the Corporation and its Subsidiaries shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding in respect

114222355v1

of the Plan by reason of the fact that such person is or was a member of the Board or is or was an officer, director or employee of the Corporation or a Subsidiary.
11.4
Compliance with Laws and Policies. The Corporation’s issuance of any PSUs and RSUs and its obligation to make any payments or discretion to provide any Shares hereunder is subject to compliance with Applicable Law. Each Participant shall acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant will, at all times, act in strict compliance with Applicable Law and all other laws and any policies of the Corporation applicable to the Participant in connection with the Plan including, without limitation, furnishing to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law. Such laws, regulations, rules and policies shall include, without limitation, those governing “insiders” or “reporting issuers” as those terms are construed for the purposes of Applicable Laws.
11.5
Withholdings. So as to ensure that the Corporation or a Subsidiary, as applicable, will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, the Corporation, or a Subsidiary may withhold or cause to be withheld from any amount payable to a Participant, either under this Plan, or otherwise, such amount, or may require the sale of such number of Shares, as may be necessary to permit the Corporation or the Subsidiary, as applicable, to so comply.
11.6
No Additional Rights. Neither designation of an employee as a Participant nor the establishment of an Award Value for or grant of any PSUs or RSUs to any Participant entitles any person to the establishment of an Award Value, grant, or any additional grant, as the case may be, of any PSUs or RSUs under the Plan.
11.7
Amendment, Termination. The Plan may be amended or terminated at any time by the Board in whole or in part, provided that:
11.7.1
no amendment of the Plan shall, without the consent of the Participants affected by the amendment, or unless required by Applicable Law, adversely affect the rights accrued to such Participants with respect to PSUs or RSUs granted prior to the date of the amendment;
11.7.2
no amendment of the Plan shall be effective unless such amendment is approved by the Stock Exchange whose approval is required under Stock Exchange Rules; and
11.7.3
approval by a majority of the votes cast by shareholders present and voting in person or by proxy at a meeting of shareholders of the Corporation shall be obtained for any:
11.7.3.1
amendment for which, under the requirements of the Stock Exchange or any applicable law, shareholder approval is required;
11.7.3.2
a reduction in pricing of an award under the Plan (other than an adjustment pursuant to Section 5.3) or the cancellation and reissuance of awards under the Plan;

114222355v1

11.7.3.3
extension of the term of an award under the Plan beyond the original expiry date of the award;
11.7.3.4
any amendment to remove or exceed the Insider participation limits set out in Sections 6.3.1 or 6.3.2;
11.7.3.5
any amendment to remove or exceed the limits on participation in the Plan by non-employee directors as set out in Sections 6.3.3 or 6.3.4;
11.7.3.6
an increase to the maximum number of Shares which may be issuable under the Plan, other than an adjustment pursuant to Section 5.3;
11.7.3.7
the addition of additional categories of Participants that may permit the introduction or re-introduction of non-employee directors on a discretionary basis;
11.7.3.8
allowance of awards granted under the Plan to be transferable or assignable other than for normal estate settlement purposes; or
11.7.3.9
amendment to this Section 11.7.
11.8
Administration Costs. The Corporation will be responsible for all costs relating to the administration of the Plan. For greater certainty and unless otherwise determined by the Board, a Participant shall be responsible for brokerage fees and other administration or transaction costs relating to the transfer, sale or other disposition of Shares on behalf of the Participant that have been previously distributed to or provided to the Participant pursuant to the Plan.
11.9
Compliance with Section 409A of the U.S. Internal Revenue Code. Notwithstanding any provision in this Plan or an Award Agreement to the contrary, to the extent a Participant is subject to taxation under the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”), then any PSUs and RSUs awarded to such Participant shall be interpreted and administered so that any amount payable with respect to such awards shall be paid in a manner that is either exempt from or compliant with the requirements of Section 409A of the U.S. Tax Code and the applicable regulatory and other guidance issued thereunder (“Section 409A”). In furtherance of the foregoing, the Addendum attached hereto shall apply to U.S. Participants (as defined therein).
11.10
Compensation Recoupment Policy. Any awarding of PSUs or RSUs under the Plan, the Vesting thereof and the settlement of Awards pursuant thereto are subject to the Compensation Recoupment Policy of the Corporation.

114222355v1

12.
no financial assistance
12.1
No Financial Assistance. The Corporation shall not provide financial assistance to Participants in connection with the Plan.
13.
ASSIGNMENT
13.1
Assignment. The assignment or transfer of the PSUs or RSUs, or any other benefits under this Plan, shall not be permitted, other than by operation of law.

114222355v1

ADDENDUM

TO THE

MIND MEDICINE (MINDMED) INC.

(formerly Broadway Gold Mining Ltd.)

PERFORMANCE AND RESTRICTED SHARE UNIT PLAN

SPECIAL PROVISIONS FOR U.S. PARTICIPANTS

The provisions of this Addendum apply only to U.S. citizens, U.S. permanent residents or any other persons whose Award PSUs or Award RSUs are subject to U.S. Federal Income Tax (“U.S. Participants”) at the relevant time.

This Addendum modifies the Plan for U.S. Participants and where there is any conflict between the Plan and the terms of this Addendum, the terms of this Addendum shall prevail.

1.	Title and Conflict

All Award PSUs and Award RSUs issued under the Plan to U.S. Participants are intended to be exempt from and avoid the penalties imposed by Section 409A, or any successor thereto, and all provisions hereunder shall be read, interpreted, and applied with that purpose in mind. The provisions of the Award Agreement applicable to any U.S. Participant shall reflect this intention.

2.	Definitions
“Change in Control”

“Change in Control” means a transaction described in Section 1.3.9 of the Plan, but only to the extent that such a transaction constitutes a “change in the ownership of a corporation, a change in the effective control of a corporation, or a change in the ownership of a substantial portion of a corporation’s assets, as defined in U.S. Treasury Regulation Section 1.409A-3(i)(5) under Section 409A.

	“Market Value”	“Market Value” shall have the meaning as to U.S. Participants as specified in Section 1.3.14 of the Plan.
	“Section 409A”	“Section 409A” means section 409A of the U.S. Tax Code.
	“Separation from Service”	“Separation from Service” means a “separation from service” for purposes of Section 409A(a)(2)(A)(i) of the U.S. Tax Code.
	“Specified Employee”	“Specified Employee” means a “specified employee” as determined in a manner that complies with Section 409A(2)(B)(i) of the U.S. Tax Code.
	“U.S. Tax Code”	“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and guidance issued under it from time to time.

114222355v1

3.	Payment

The Award Agreement shall state the Vesting Date. It is intended that the vesting conditions for the award shall constitute a “substantial risk of forfeiture” within the meaning of Section 409A and that PSUs and RSUs will be exempt from Section 409A under U.S. Treasury Regulation section 1.409A-1(b)(4). Sections 7.4 and 7.5 and all other provisions of the Plan shall be interpreted and administered such that RSUs and PSUs will be settled and paid out by March 15th of the calendar year following the calendar year in which such RSUs and PSUs are not, or are no longer, subject to a substantial risk of forfeiture. Further, for greater certainty, where a U.S. Participant experiences a Period of Absence as described in Section 7.6.4 of the Plan, PSUs and RSUs will be subject to forfeiture until the date that the U.S. Participant returns to active full-time employment within 180 days following the end of the Performance Period, or the Vesting Date for RSUs, as applicable.

However, to the extent that any PSU or RSU awarded would constitute “non-qualified deferred compensation” that is subject to Section 409A, then the following terms shall apply to such award:

Notwithstanding Sections 7.4 or 7.5 to the contrary, payment of Vested PSUs or Vested RSUs shall be made to the U.S. Participant or his legal representative, as applicable, in a single lump sum, less any applicable statutory withholdings or deductions , during the calendar year immediately following the calendar year in which the Performance Period ends or the Vesting Date occurs (or, in the event of the Participant’s death, payment of Vested RSUs shall be made in the calendar year following the calendar year of the Participant’s death). Neither the Board, the Corporation nor its directors, officers or employees make any representations or warranties regarding the tax treatment of any payments under the Plan and none of them shall be held liable for any taxes, interest, penalties or other monetary amounts owed by a U.S. Participant as a result of the application of Section 409A. Notwithstanding any contrary provision set forth in the Plan (and, in particular, in Section 7 of the Plan) , the payment of any amounts due under the Plan subject to Section 409A shall be made in compliance with Section 409A and shall not be accelerated except as otherwise permitted under Section 409A. Where applicable to avoid violation of Section 409A, any reference to or requirement relating to the termination or cessation of a U.S. Participant’s employment shall instead refer to or require such U.S. Participant’s Separation from Service. If required for Award PSUs or Award RSUs subject to Section 409A, if any Award Agreement requires payment upon Separation from Service, then a Specified Employee’s payment shall be delayed until a date that is six months

114222355v1

following the date of the U.S. Participant’s Separation from service (or, if earlier, the date of death of the U.S. Participant).
4.	Change in Control

Section 7.8 of the Plan (“Change in Control”) shall apply to Award PSUs and Award RSUs that constitute deferred compensation under Section 409A held by a U.S. Participant only if the Change in Control constitutes a Change in Control as defined in this Addendum. With respect to a transaction that constitutes a Change in Control under Section 7.8 of the Plan but does not constitute a Change in Control as defined in this Addendum, to the extent so provided by the Plan, unless otherwise determined not to become vested by the Board, all unvested PSUs and RSUs shall become fully vested (shall become Vested PSUs and Vested RSUs), but the payment of such rights shall be in the Award Agreement.

114222355v1